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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Hill International, Inc. and Subsidiaries on Form S-3 (No. 333-114816, No. 333-148156, No. 333-162298, No. 333-175822 and No. 333-198190), Forms S-4 (No. 333-175823 and No. 333-198191) and Forms S-8 (No. 333-137512, No. 333-141814, No. 333-155332, No. 333-182282, No. 333-189547 and No. 333-196834) of our reports dated March 29, 2016, on our audits of the consolidated financial statements and financial statement schedule as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, and the ineffectiveness of Hill International, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2015, which reports are included in this Annual Report on Form 10-K to be filed on or about March 29, 2016.

/s/ EISNERAMPER LLP

Iselin, New Jersey
March 29, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM